EXHIBIT 5

                     [ Shefsky & Froelich Ltd. Letterhead ]

                                 October 9, 2002


Xechem International, Inc.
100 Jersey Avenue
Building B, Suite 310
New Brunswick, NJ  08901-3279

     Re:  Xechem International, Inc.
          Amendment No. 1 to Form S-3 Filed on Form SB-2:
          SEC File No. 333-97345

Ladies and Gentlemen:

     We have acted as special securities counsel to Xechem International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of Amendment No. 1 to Form S-3 Filed on Form SB-2 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the prospectus contained therein with respect to the public offering of up to 125,000 shares to be issued upon exercise of a stock option (the "Option" and the "Option Shares") of the Company's common stock, par value $0.00001 (the "Common Stock"), up to 1,264,235,000 additional shares of Common Stock to be issued upon the conversion of unsecured convertible notes (the "Notes" and the "Note Conversion Shares") and up to 35,640,000 additional shares of Common Stock to be issued upon the exercise of warrants (the "Warrants" and the "Warrant Exercise Shares," and together with the Note Conversion Shares and the Option Shares, the "Shares"). All of the Shares are being offered on behalf of certain selling stockholders (the "Selling Stockholders") in accordance with the obligations set forth in the Notes issued to certain Selling Stockholders, with regard to the Note Conversion Shares, the Warrants, with regard to the Warrant Exercise Shares, and pursuant to verbal agreement with one other Selling Stockholder, with regard to the Option Shares. In connection with the registration of the Shares, you have requested our opinion with respect to the matters set forth below.

     For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

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     We have not undertaken any  independent  investigation  to determine  facts bearing on this  opinion,  and no inference  as to the best of our  knowledge of
facts  based  on  an  independent   investigation  should  be  drawn  from  this
representation. Further, our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

     We are admitted to the practice of law only in the State of Illinois and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware, as currently in effect.

     On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Note Conversion Shares and the Warrant Exercise Shares, when issued as contemplated in accordance with the terms of the Notes and the Warrants, respectively, and the Option Shares, when issued pursuant to the terms of the Option, will be validly issued, fully-paid and nonassessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

                                        Very truly yours,

                                        SHEFSKY & FROELICH LTD.

                                        /s/ Shefsky & Froelich Ltd.